UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 5, 2010
Date of Report (Date of earliest event reported)

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware	1-1204	(IRS Employer
(State of Incorporation)	(Commission File Number)	Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, Hess Corporation's (the “Company”) Compensation and Management Development Committee (the “Committee”) approved, and on March 3, 2010, the Board of Directors adopted, an amendment (the “Amendment”) to the Company's 2008 Long-Term Incentive Plan (the “2008 Incentive Plan”), subject to the requisite stockholders approval, to increase the number of shares of the Company’s common stock that may be issued under the 2008 Incentive Plan by 8,000,000 shares. At the Company’s Annual Meeting of Stockholders held on May 5, 2010, stockholders approved the Amendment.

Under the 2008 Incentive Plan, as amended, a maximum of 21,000,000 shares of the Company's common stock will be available for delivery, plus up to 10,025,554 shares of common stock subject to outstanding options or other awards under the Company’s Second Amended and Restated 1995 Long-Term Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 15, 2010. The 2008 Incentive Plan, as amended, will continue in effect until all shares of common stock available under the 2008 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2008 Incentive Plan is terminated earlier by the Board of Directors. However, no awards may be granted under the 2008 Incentive Plan on or after May 7, 2018.

A brief summary of the 2008 Incentive Plan, as amended, is included under “Proposal to Approve the Amendment of the 2008 Long-Term Incentive Plan to Increase the Number of Shares Available Under the Plan” in the Company’s  2010 Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2010. The foregoing summary description of the 2008 Incentive Plan, as amended, is not intended to be complete and is qualified in its entirety by reference to the actual terms of the 2008 Incentive Plan and the Amendment. For additional information regarding the 2008 Incentive Plan, as amended, refer to the full text of the 2008 Incentive Plan attached as Annex B to the Company's 2008 Proxy Statement filed with the SEC on March 27, 2008 and the full text of the Amendment attached as Annex B to the 2010 Proxy Statement, which are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 5, 2010, for the following purposes:

·	to elect four directors for the three-year term expiring in 2013,

·	to act upon the ratification of the selection by the audit committee of Ernst & Young LLP as the Company’s independent auditors for 2010,

·	to approve an amendment to the 2008 Incentive Plan to increase the number of shares available under the plan by 8,000,000 shares, and

·	to act upon a stockholder proposal regarding the Company’s political contributions.

The inspector of election reported that 280,105,886 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting 85.3% of the votes entitled to be cast.  The four nominees for director were elected and all other matters voted on at the Annual Meeting were approved, except for proposal No. 4 which was defeated.  The voting results were as follows:

Proposal #1 – Election of Directors.

Name	Votes For	Votes Withheld

Nicholas F. Brady	175,004,676	87,481,100

Gregory P. Hill	259,406,004	3,079,772

Thomas H. Kean	174,002,831	88,482,945

Frank A. Olson	187,542,793	74,942,983

There were 17,620,110 broker non-votes with respect to this proposal.

Proposal #2 — Ratification of Selection of Independent Auditors.

Votes For	277,150,041

Votes Against	2,764,459

Abstentions	191,386

Proposal #3 — Amendment of the 2008 Long-Term Incentive Plan.

Votes For	235,912,955

Votes Against	26,122,874

Abstentions	449,347

Broker Non-Votes	17,620,710

Proposal #4 – Stockholder Proposal Regarding Disclosure of Political Contributions.

Votes For	63,855,160

Votes Against	166,913,899

Abstentions	31,716,117

Broker Non-Votes	17,620,710

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2010

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name: Timothy B. Goodell
Title: Senior Vice President and
General Counsel